EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 12, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2007 – Oct 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	-2.0%	-2.4%	-3.0%	-3.7%	-0.7%	2.7%	-0.7%	11.3%	-19.5%	0.0	-0.1
B**	-1.5%	-2.0%	-2.9%	-3.6%	-4.3%	-1.4%	N/A	-1.4%	11.3%	-21.5%	-0.1	-0.2
Legacy 1***	-1.4%	-1.9%	-0.7%	-0.9%	-1.9%	N/A	N/A	-2.7%	10.9%	-14.8%	-0.2	-0.3
Legacy 2***	-1.4%	-2.0%	-0.9%	-1.2%	-2.2%	N/A	N/A	-3.1%	10.9%	-15.2%	-0.2	-0.4
Global 1***	-1.4%	-1.9%	-0.1%	-0.4%	-3.2%	N/A	N/A	-3.7%	10.4%	-14.6%	-0.3	-0.5
Global 2***	-1.4%	-1.9%	-0.3%	-0.7%	-3.5%	N/A	N/A	-4.0%	10.3%	-15.4%	-0.3	-0.5
Global 3***	-1.4%	-2.0%	-1.6%	-2.3%	-5.2%	N/A	N/A	-5.7%	10.3%	-20.1%	-0.5	-0.7

S&P 500 Total Return Index****	-2.2%	-0.7%	15.6%	16.5%	13.6%	0.6%	7.0%	0.6%	19.1%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	2.1%	0.1%	4.6%	10.6%	12.5%	10.6%	8.0%	10.6%	13.2%	-12.3%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					32%
Energy	16%	Long	Gasoline Blendstock	3.9%	Long	14%	Long	Gasoline Blendstock	3.4%	Long
			Brent Crude Oil	2.9%	Long			Brent Crude Oil	2.8%	Long
Grains/Foods	8%	Long	Corn	1.7%	Long	8%	Short	Corn	1.6%	Long
			Wheat	1.3%	Long			Wheat	1.2%	Long
Metals	10%	Long	Gold	2.2%	Long	10%	Long	Gold	2.3%	Long
			Copper	1.6%	Long			Copper	1.6%	Long
FINANCIALS	66%					68%
Currencies	19%	Short $	Euro / Japanese Yen	1.5%	Long	20%	Short $	Euro / Japanese Yen	1.6%	Long
			Canadian Dollar	1.5%	Long			Canadian Dollar	1.5%	Long
Equities	21%	Long	S&P 500	3.9%	Long	21%	Long	S&P 500	3.9%	Long
			Dax Index	2.5%	Long			Dax Index	2.6%	Long
Fixed Income	26%	Long	Bunds	6.1%	Long	27%	Long	Bunds	6.2%	Long
			U.S. 10-Year Treasury Notes	4.3%	Long			U.S. 10-Year Treasury Notes	4.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose over concerns the tension between Syria and Turkey could disrupt oil production in the region.  Natural gas markets surged to a new 2012 high following data which showed a smaller-than-expected increase in U.S. inventories.  Buying increased in anticipation of elevated demand caused by cold weather, which also benefitted natural gas markets.

Grains/Foods
Corn and soybean prices declined following U.S. Department of Agriculture reports which showed weakening demand for U.S. crops.  Sugar and coffee prices fell nearly 7% and 4% respectively due to bullish supply data from Brazil.

Metals
Precious metals markets generally fell as U.S. dollar strength helped ease short-term inflation concerns.  Base metals markets were generally lower because of speculation China’s slow economic growth will continue.

Currencies
The euro weakened against counterparts because of comments from the IMF suggesting a bearish growth outlook for the Eurozone.  Standard & Poor’s decision to cut Spain’s credit rating put additional pressure on the euro.  The Japanese yen and U.S. dollar finished higher as investors sought safe-haven assets in the midst of ongoing European concerns.

Equities
Global equity markets were generally weaker as Spain’s inaction in requesting bailout support from the European Central Bank weighed on global investor sentiment.  Weak expectations for upcoming earnings reports also weighed on equity prices.

Fixed Income
Weakness in global risk assets benefitted the fixed-income markets, as investors sought more risk-averse assets.  The U. S. Treasury markets were generally stronger as investors shifted away from declining equity markets.  German Bund markets moved steadily higher as demand for sovereign European debt declined due to S&P’s credit downgrade of Spain.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.